Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-222636 and 333-188156) and Form S-1 (File No. 333-275485) of Enservco Corporation of our report dated June 25, 2024 relating to the financial statements of Buckshot Trucking LLC as of and for the years ended December 31, 2023 and 2022, which appear in this Form 8-K/A of Enservco Corporation dated June 28, 2024.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

June 28, 2024